UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Enterprise Drive Plainsboro, NJ	08536
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Maureen B. Bellantoni, the Executive Vice President and Chief Financial Officer of the Company, resigned effective September 6, 2007. Ms. Bellantoni’s Employment Agreement with the Company, dated January 10, 2006, was terminated in connection with her resignation, except for certain restrictive covenants that will survive the termination of the Employment Agreement.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Maureen B. Bellantoni as Chief Financial Officer

(b) The information set forth above under “Item 1.02 – Termination of a Material Definitive Agreement” is incorporated into this Item 5.02.

Appointment of John B. Henneman, III as acting Chief Financial Officer

(c) Effective September 7, 2007, John B. Henneman, III, the Executive Vice President and Chief Administrative Officer of the Company, was appointed as the acting Chief Financial Officer of the Company. Mr. Henneman’s employment agreement and compensation will remain unchanged. The Company will immediately undertake a search for a new Chief Financial Officer.

Mr. Henneman, age 45, has been the Executive Vice President and Chief Administrative Officer of the Company since February 2003. Mr. Henneman was our General Counsel from September 1998 until September 2000 and our Senior Vice President, Chief Administrative Officer and Secretary from September 2000 until February 2003.

ITEM 7.01 REGULATION FD DISCLOSURE

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued on September 7, 2007 by the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press release, dated September 7, 2007, issued by Integra LifeSciences Holdings Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: September 7, 2007	By:	/s/ Stuart M. Essig

Stuart M. Essig President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 7, 2007, issued by Integra LifeSciences Holdings Corporation.